UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 2006



                           DECKERS OUTDOOR CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


           0-22446                                    95-3015862
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    (Commission File Number)               (IRS Employer Identification No.)


     495A South Fairview Avenue, Goleta, California           93117
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        (Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code           (805) 967-7611
                                                  ------------------------------


                                      None
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         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry Into a Material Definitive Agreement.

     On March 10, 2006, Zohar Ziv became the Chief Financial Officer and Executive Vice President of Finance and Administration of Deckers Outdoor Corporation (the "Company"). In connection with his appointment, Mr. Ziv and the Company entered into an Employment Agreement, dated March 6, 2006. The principal terms of the Employment Agreement are described in Item 5.02 below. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Company announced today the appointment of Zohar Ziv, age 53, as Chief Financial Officer and Executive Vice President of Finance and Administration, effective immediately. Mr. Ziv replaces Scott Ash, who previously announced his upcoming resignation as Chief Financial Officer of Deckers on January 25, 2006, which became effective on March 10, 2006.

     Most recently, from February 2004 to December 2005, Mr. Ziv was the Chief Financial Officer of EMAK Worldwide, Inc. [NASDAQ: EMAK], a leading global marketing services firm with over $220 million in annual sales. From June 2002 to February 2004, Mr. Ziv served as the Chief Financial Officer of Stravina Operating Company, LLC, a privately held company and the largest supplier of personalized novelty items in North America. Previously from July 2001 to June 2002, Mr. Ziv served as the Chief Financial Officer of Joico Laboratories Inc., a multi national manufacturer and marketer of hair products for the salon industry, Mr. Ziv also served as the Chief Financial Officer of Intellisys Group, Inc., a leader in the design, sale, integration, and servicing of custom integrated multi-media systems from June 1999 to February 2001. From January 1998 to June 1999, Mr. Ziv served as the Chief Financial Officer of Inovison Holding L.P, a manufacturer and distributor of imaging products and accessories. Prior to joining Inovision Holding L.P., Mr. Ziv held senior financial positions including Treasurer and Division Controller at Flowserve Corporation [NYSE:
FLS], formerly BW/IP International, and he began his career as a Senior Auditor/Accountant Management Trainee with the Getty Oil Company in Los Angeles. Mr. Ziv received his B.S. in Accounting from California State University Northridge and his M.B.A. in International Management from the American Graduate School of International Management (Thunderbird). Mr. Ziv is a Certified Public Accountant.

     Mr. Ziv was not selected as an officer pursuant to any arrangement or understanding between Mr. Ziv and any other person. There are no family relationships between Mr. Ziv and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.

     Mr. Ziv's employment with the Company is "at will," but the term of his Employment Agreement ends December 31, 2008. Mr. Ziv will be entitled to an annual base salary of $300,000 and will be eligible to receive a targeted annual bonus established annually by the Compensation Committee of the Board of Directors. Mr. Ziv will also receive 14,500 restricted stock units upon commencement of his employment as Chief Financial Officer, the full amount of which will vest in quarterly equal installments between the third and fourth anniversary of his employment. Mr. Ziv will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.

     If Mr. Ziv is terminated by the Company due to his death or total disability or for Cause, or Mr. Ziv terminates his employment, other than for Good Reasons, Mr. Ziv or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and restricted stock units outstanding as of the termination date. If Mr. Ziv is terminated by the Company without Cause or Mr. Ziv terminates his employment for Good Reason, in addition to those rights described above, Mr. Ziv will be entitled to payment of his base salary for one year following his termination, subject to Mr. Ziv signing a release, and receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If Mr. Ziv is terminated within two years of a Change of Control of the Company without Cause or by Mr. Ziv for Good Reason, in addition to those rights described in the first sentence of this paragraph, Mr. Ziv will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of two times his annual base salary plus the greater of two times the targeted incentive bonus immediately prior to the termination or two times the average actual incentive bonus for the previous three years, subject to Mr. Ziv signing a release, receipt of health benefits for a period of two years following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and full acceleration of his initial grant of 14,500 restricted stock units.

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     As used herein, (1) Cause means (i) any willful material breach of duty by
Mr. Ziv in the course of his employment or continued violation of written Company employment policies after written notice of such breach or violation,
(ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, or are material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Mr. Ziv's gross negligence or continued failure to perform his duties which have a significant adverse effect on the business of the Company and its subsidiaries or his continued incapacity to perform such duties, (2) Good Reason means the occurrence of a material breach of the Employment Agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or in the event of a Change of Control, a reduction of total compensation, benefits, and perquisites, relocation greater than 50 miles, or a material change in position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

     Mr. Ziv will also be a party to the Company's standard indemnification agreements, trade secret and confidentiality agreement, and invention agreement. The description of Mr. Ziv's Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits.

       (c)    Exhibits.

              Exhibit No.         Description
              -----------         -----------
                 10.1             Employment Agreement between Deckers
                                  Outdoor Corporation and Zohar Ziv

                 99.1             Press release, dated March 10, 2006



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Deckers Outdoor Corporation

           Date:  March 10, 2006              /s/ Angel Martinez
                                              ------------------
                                              Angel Martinez,
                                              Chief Executive Officer

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                                INDEX TO EXHIBITS


              Exhibit No.         Description
              -----------         -----------
                 10.1             Employment Agreement between Deckers
                                  Outdoor Corporation and Zohar Ziv

                 99.1             Press release, dated March 10, 2006


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